HEALTHCARE INTEGRATED SERVICES, INC.
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          (732) 544-8200                  Shrewsbury Executive Center II
                                            Fax (732) 544-8262reet
                                           Shrewsbury, New Jersey 07702
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FOR IMMEDIATE RELEASE                      CONTACT:Elliott H. Vernon
                                                   Chairman of the Board
                                                   & Chief Executive Officer

                                                          or

                                                   Dian Griesel, Ph.D
                                                   The Investor Relations
                                                   Group, Inc.
                                                   212-736-2650

        HEALTHCARE INTEGRATED SERVICES, INC. SELLS ITS WAYNE MRI FACILITY

         Shrewsbury, New Jersey - February 6, 2001 - HealthCare Integrated Services, Inc. (AMEX: HII) has sold its 51% partnership interest in Wayne Imaging Associates, L.P., which owns Wayne MRI, an MRI facility in Wayne, New Jersey, to the radiologists who provide medical services at the facility and own the remaining interest in the partnership.

         The Company decided to sell the facility at this time in anticipation of the scheduled expiration of the partnership early next year. The cash portion of the purchase price for the Company's partnership interest was $1,250,000, payable in various installments with all installments to be paid by June 2001. The Company is also entitled to additional payments under certain specified conditions. The Company intends to utilize the sale proceeds for working capital requirements.

         HealthCare Integrated Services, Inc. is a multi-disciplinary provider of healthcare services which currently specializes in diagnostic imaging, physician management and consulting services, and clinical research trials. It presently operates 8 diagnostic imaging facilities located in New York City, New York; Edgewater, Ocean Township, Bloomfield, Voorhees (two facilities) and
Northfield, New Jersey and Philadelphia, Pennsylvania; and provides exclusive management, consulting and clinical research services to several physician practices in New Jersey, including one of the largest multi-speciality physician practices in New Jersey, comprised of an aggregate of over 100 physicians, with 22 offices, treating over 160,000 patients.

         The Company also manages, through a joint venture, the largest network of radiology facilities in New Jersey, presently consisting of 85 facilities. Through this joint venture, the Company provides services to 18 of the largest automobile insurance carriers in New Jersey including: Allstate Insurance Company,


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Palisades Safety and Insurance Association, National General
Insurance Company, Metropolitan, National Continental Progressive Insurance Company and Highlands Insurance Group. The Company, through its Clinical Research Trials Division, arranges and coordinates clinical research trials for pharmaceutical companies and, to date, has arranged 20 clinical trials for several leading pharmaceutical companies, including Asta Medica, Abbott Labs, Merck, Ortho-McNeill, Smith Klein Beecham, Glaxo Welcome, Bristol Meyers Squibb, American Biosystems, Inc, Pfizer and Takeda Pharmaceuticals utilizing its present patient base.

         In addition, the Company has launched a medical web site, CliniCure.com, to provide web-based outreach for clinical research trials by physicians, universities, hospitals, and pharmaceutical companies and is actively pursuing additional alternatives including the further expansion its e-commerce operations and the leveraging of its relationship with the physicians for whom it provides management and consulting services and their patients and the sale or disposition of all or a portion of its diagnostic imaging business.

         In conjunction with the expansion of its e-commerce operations, the Company announced on October 3, 2000 that it has executed a letter of intent with respect to its acquisition, by way of reverse merger, by MedicalEdge Technologies, Inc. ("MedicalEdge"), an acute care/physician services e-commerce healthcare company. This agreement, when completed, will reorient part of the focus of the Company to the provision of healthcare and related services through the Internet. MedicalEdge is currently an indirect subsidiary of International Commerce Exchange Systems, Inc., a "Silicon Alley" based Internet services and technology holding company. The number of shares of common stock of the Company to be issued to the MedicalEdge stockholders will equal, in the aggregate, 72% of the issued and outstanding common stock of the Company immediately after the merger (on a fully-diluted basis).

         This communication may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner (including the MedicalEdge merger), risks regarding currently unforeseen competitive pressures affecting participants in the healthcare market and risks affecting the Company's industry, such as increased regulatory compliance and changes in regulatory


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requirements, changes in payor reimbursement levels and
technological changes. In addition, the Company's business, operations and financial conditions are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.

                                      (End)